PERICOM SEMICONDUCTOR REPORTS
FISCAL SECOND QUARTER 2011 FINANCIAL RESULTS

San Jose, Calif. – February 1, 2011 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high-speed integrated circuits and frequency control products, today announced results for its fiscal second quarter ended January 1, 2011.

Net revenues for the second quarter were $40.7 million, a decrease of 5% from the $42.8 million reported in the first quarter of fiscal 2011, and up 14% from the $35.8 million reported in the comparable period last year.  The sequential revenue decline primarily resulted from customer inventory adjustments to align with end user demand. The second quarter of fiscal 2011 included a full three months of Pericom Technology, Inc. (“PTI”) operations, acquired on August 31, 2010.

GAAP gross margin was 33.5% in the second quarter, down from 34.0% last quarter and from 33.6% in the comparable period last year. On a non-GAAP basis, gross margin was 36.3% in the second quarter, which reflects exclusion of share-based compensation, amortization of intangible assets, and amortization of fair value adjustments and compensation expense accruals from the PTI acquisition.

GAAP net income attributable to Pericom shareholders for the second quarter was $1.8 million, or $0.07 per diluted share, compared with net income of $9.5 million, or $0.38 per diluted share in the first quarter, and net income of $2.5 million, or $0.10 per diluted share in the comparable period last year. GAAP net income for the second quarter of fiscal 2011 included share based compensation, amortization of intangible assets, amortization of fair value adjustments, and other PTI acquisition related expenses. GAAP net income for the first quarter of fiscal 2011 included these same items and in addition a one-time gain on the previously held interest in PTI.  Excluding these items, non-GAAP net income for the second quarter was $4.1 million or $0.16 per diluted share, compared with $4.3 million or $0.17 per diluted share in the first quarter, and non-GAAP net income of $3.2 million, or $0.12 per diluted share in the comparable period last year.

“We are pleased to deliver good operating results in the quarter. Pericom generated strong cash flow with our operating profit, reduction in inventory and better DSOs, ” said Alex Hui, President and CEO of Pericom.

“The design activities for our serial connectivity and timing product solutions continue to be strong. We see an expanding adoption of our first and second generation serial connectivity and timing solutions across computer, communication and consumer applications.  We also see strong interest and design in activities for our third generation solutions from computing/storage customers who are early adaptors of next generation high speed serial connectivity designs. We believe these design activities position us well for healthy growth as the industry completes its inventory adjustment cycle.”

New Products

In the December quarter, Pericom introduced a total of 9 new products across the Signal Integrity, Timing, and Connectivity product areas.

•
We expanded our solutions for high-speed serial protocol signal integrity by introducing 2 new ReDriverTM products for SATA3, SAS2, and eSATA protocols. These products address volume notebook, server, storage, and embedded market segments.

•
Adding to our high-speed connectivity solutions, we introduced 4 new products; 2 are advanced HDMI and LVDS graphics display switches targeted to consumer video and computing segments, and 2 are next generation USB ‘sleep and charge’ (mobile device charging) products for the NB computing segment.

NEWS RELEASE February 1, 2011

•
Expanding our timing solutions for next generation platforms, we introduced 3 new products: 2 advanced crystal oscillators (XO) targeting the networking and mobile computing (tablet) segments, and 1 very small footprint xtal for wireless networking applications.

Fiscal Q3 2011 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

•	Revenues in the third fiscal quarter are expected to be in the range of $38 million to $41 million.

•
GAAP gross margins are expected to be between 33.2% and 35.2%, and adjusting for share-based compensation, amortization of intangibles, fair value adjustments, and compensation accruals that are expected to total approximately 1.3%, non-GAAP gross margins are expected to be in the 34.5% to 36.5% range.

•
GAAP operating expenses are expected to be between $12.3 and $12.7 million, and adjusting for share-based compensation, amortization of intangibles, fair value adjustments, and compensation accruals that are expected to total approximately $1.7 million, non-GAAP operating expenses are expected to be in the range of $10.6 to $11.0 million.

•	Other income is expected to be approximately $0.8 million on a GAAP basis and $1.0 million on a non-GAAP basis.

•	The effective tax rate is expected to be approximately 27-30% on a GAAP basis and 23-25% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on February 1, 2011. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call.  To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com.  Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

A taped replay of the conference call will be made available for the period from this evening through midnight on Tuesday, February 8th. To listen to the replay, dial (800) 642-1687 and reference conference ID 20773068.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications and consumer market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in San Jose, California, with design centers and technical sales and support offices globally. http://www.pericom.com.

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments of acquired inventory,  acquisition-related expenses, a one-time gain on the previously held interest in PTI, and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

3545 North First Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE February 1, 2011

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of the fair value adjustments related to acquired inventory, acquisition related expenses, the gain on the previously held interest in PTI, and the corresponding tax effect because we do not consider them to be related to our core operating performance.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include the statements under the captions ”Fiscal Q3 2011 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, net income and effective tax rate in the third fiscal quarter of 2011, and statements from our CEO quoted on the first page of this press release regarding revenue growth and other future expectations. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our quarterly report on Form 10-Q for the quarter ended October 2, 2010, and, in particular, the risk factors sections contained in that report.

Contact: Aaron Tachibana
Pericom Semiconductor
Tel: 408 435-0800
atachibana@pericom.com

- See Attached Tables -

3545 North First Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE February 1, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended			Six Months Ended
	January 1,	October 2,	December 26,	January 1,	December 26,
	2011	2010	2009	2011	2009

Net revenues	$40,671	$42,775	$35,805	$83,446	$68,757

Cost of revenues	27,058	28,240	23,762	55,298	46,178

Gross profit	13,613	14,535	12,043	28,148	22,579

Operating expenses:

Research and development	5,060	4,397	4,336	9,457	8,382

Selling, general and administrative	6,986	7,742	6,035	14,728	12,863

Total operating expenses	12,046	12,139	10,371	24,185	21,245

Income from operations	1,567	2,396	1,672	3,963	1,334

Interest and other income	614	11,936	1,288	12,550	2,931

Income before income taxes	2,181	14,332	2,960	16,513	4,265

Income tax expense	446	5,378	1,002	5,824	1,477

Net income from consolidated companies	1,735	8,954	1,958	10,689	2,788

Equity in net income of unconsolidated affiliates	77	556	536	633	1,063

Net income	1,812	9,510	2,494	11,322	3,851

Net income attributable to noncontrolling interests	-	-	(6)	-	(28)

Net income attributable to Pericom shareholders	$1,812	$9,510	$2,488	$11,322	$3,823

Basic income per share to Pericom shareholders	$0.07	$0.38	$0.10	$0.45	$0.15

Diluted income per share to Pericom shareholders	$0.07	$0.38	$0.10	$0.45	$0.15

Shares used in computing basic income per share	24,894	24,890	25,543	24,892	25,526

Shares used in computing diluted income per share	25,270	25,263	25,911	25,267	25,795

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3545 North First Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE February 1, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Statements of Operations
(In thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	January 1,	October 2,	December 26,	January 1,	December 26,
	2011	2010	2009	2011	2009

Share-based compensation
Cost of revenues	$57	$73	$65	$130	$128
Research and development	353	390	342	743	694
Selling, general and administrative	591	600	526	1,191	1,041
Share-based compensation expense	$1,001	$1,063	$933	$2,064	$1,863

Amortization of intangible assets
Cost of revenues	$564	$269	$29	$833	$58
Selling, general and administrative	285	129	53	414	106
Amortization of intangible assets	$849	$398	$82	$1,247	$164

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3545 North First Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE February 1, 2011

Pericom Semiconductor Corporation
Reconciliation of GAAP Net Income to Non-GAAP Net Income
(In thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	January 1,	October 2,	December 26,	January 1,	December 26,
	2011	2010	2009	2011	2009
GAAP net income attributable to Pericom shareholders	$1,812	$9,510	$2,488	$11,322	$3,823
Reconciling items:
Share-based compensation expense	1,001	1,063	933	2,064	1,863
Amortization of intangible assets	849	398	82	1,247	164
Fair value adjustment amortization on acquired inventory	412	202	-	614	-
Gain on previously held interest at PTI	-	(11,004)	-	(11,004)	-
Acquisition-related costs	4	594	-	598	-
Interest expense accrual relating to PTI acquisition earnout	204	74	-	278	-
Fair value adjustment to depreciation expense on acquired fixed assets	46	15	-	61	-
Compensation expense accrual relating to PTI acquisition	359	128	-	487	-
Tax effect of adjustments	(618)	3,341	(282)	2,723	(537)
Total reconciling items	2,257	(5,189)	733	(2,932)	1,490
Non-GAAP net income attributable to Pericom shareholders	$4,069	$4,321	$3,221	$8,390	$5,313

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income per share:
GAAP diluted income per share attributable to Pericom shareholders	$0.07	$0.38	$0.10	$0.45	$0.15
Adjustments:
Share-based compensation expense	0.04	0.04	0.03	0.08	0.07
Amortization of intangible assets	0.03	0.02	0.00	0.05	0.01
Fair value adjustment amortization on acquired inventory	0.02	0.01	-	0.03	-
Gain on previously held interest at PTI	-	(0.44)	-	(0.44)	-
Acquisition-related costs	0.00	0.02	-	0.02	-
Interest expense accrual relating to earnout	0.01	0.00	-	0.01	-
Fair value adjustment to depreciation expense on acquired fixed assets	0.00	0.00	-	0.00	-
Compensation expense accrual relating to PTI acquisition	0.01	0.01	-	0.02	-
Tax effect of adjustments	(0.02)	0.13	(0.01)	0.11	(0.02)
Total adjustments	0.09	(0.21)	0.02	(0.12)	0.06
Non-GAAP diluted income per share attributable to Pericom shareholders	$0.16	$0.17	$0.12	$0.33	$0.21

Shares used in diluted net income per share calculation:
GAAP	25,270	25,263	25,911	25,267	25,795
Exclude the benefit of share-based compensation expense (1)	346	265	123	306	129

Non-GAAP	25,616	25,528	26,034	25,572	25,923

(1) For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

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3545 North First Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE February 1, 2011

Pericom Semiconductor Corporation
Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin
(In thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	January 1,	October 2,	December 26,	January 1,	December 26,
	2011	2010	2009	2011	2009
GAAP gross margin	$13,613	$14,535	$12,043	$28,148	$22,579
- % of revenues	33.5%	34.0%	33.6%	33.7%	32.8%
Reconciling items:
Share-based compensation	57	73	65	130	128
Amortization of intangible assets	564	269	29	833	58
Fair value adjustment amortization on acquired inventory	412	202	-	614	-
Fair value adjustment to depreciation expense on acquired fixed assets	9	1	-	10	-
Compensation expense accrual relating to PTI acquisition	104	37	-	141	-
Total reconciling items	1,146	582	94	1,728	186
Non-GAAP gross margin	$14,759	$15,117	$12,137	$29,876	$22,765
- % of revenues	36.3%	35.3%	33.9%	35.8%	33.1%

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(unaudited)

GAAP operating expenses	$12,046	$12,139	$10,371	$24,185	$21,245
- % of revenues	29.6%	28.4%	29.0%	29.0%	30.9%
Reconciling items:
Share-based compensation	(944)	(990)	(868)	(1,934)	(1,735)
Amortization of intangible assets	(285)	(129)	(53)	(414)	(106)
Acquisition-related costs	(4)	(594)	-	(598)	-
Fair value adjustment to depreciation expense on acquired fixed assets	(37)	(14)	-	(51)	-
Compensation expense accrual relating to PTI acquisition	(255)	(91)	-	(346)	-
Total reconciling items	(1,525)	(1,818)	(921)	(3,343)	(1,841)
Non-GAAP operating expenses	$10,521	$10,321	$9,450	$20,842	$19,404
- % of revenues	25.9%	24.1%	26.4%	25.0%	28.2%

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3545 North First Street     San Jose, CA   95134     (408) 435-0800

NEWS RELEASE February 1, 2011

Pericom Semiconductor Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	As of	As of
	January 1, 2011	July 3, 2010
Assets

Current assets:

Cash and cash equivalents	$33,719	$29,495
Restricted cash	2,947	-
Short-term investments	64,674	76,454
Accounts receivable - trade	22,049	25,365
Inventories	28,523	23,431
Prepaid expenses and other current assets	8,805	6,825
Deferred income taxes	3,261	3,119
Total current assets	163,978	164,689

Property, plant and equipment-net	61,482	50,760
Investments in unconsolidated affiliates	2,467	13,183
Deferred income taxes non current	3,754	3,868
Long-term investments in marketable securities	22,513	12,977
Goodwill	16,457	1,681
Intangible assets	16,912	1,452
Other assets	9,707	7,438
Total assets	$297,270	$256,048

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable	$12,248	$15,585
Accrued liabilities and other	20,764	10,781
Short-term debt	7,371	-
Total current liabilities	40,383	26,366

Industrial development subsidy	8,900	6,577
Other long-term liabilities	7,872	1,199
Total liabilities	57,155	34,142

Shareholders' equity:
Common stock and paid in capital	132,157	130,536
Retained earnings and other comprehensive income	107,958	91,370
Total Pericom shareholders' equity	240,115	221,906

Total liabilities and shareholders' equity	$297,270	$256,048

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3545 North First Street     San Jose, CA   95134     (408) 435-0800